                                              NA932810102 - ASSIGNMENT OF RENTS

                                                    (JUNIOR GUARANTY)

                                                 GD&C DRAFT DATED 12/17/93





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                               ASSIGNMENT

                          OF LEASES AND RENTS

                            ________________





                   RESORTS INTERNATIONAL HOTEL, INC.,

                      a New Jersey corporation,

                            as Assignor,





                                 TO





              U.S. TRUST COMPANY OF CALIFORNIA, N.A.

                   a national banking association,

                           as Assignee







               Dated as of _________________, 1994



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             Prepared by:__________________________

                         D. Eric Remensperger, Esq.

               ASSIGNMENT OF LEASES AND RENTS



     THIS ASSIGNMENT made as of the ___ day of ___________, 1994, by

RESORTS INTERNATIONAL HOTEL, INC., a New Jersey corporation

("ASSIGNOR"), having an address at c/o Resorts International,

Inc., 1133 Boardwalk, Atlantic City, New Jersey 08401 to U.S. TRUST

COMPANY OF CALIFORNIA, N.A., a national banking association ("ASSIGNEE"),

having an address at 555 South Flower Street, Suite 2780 Los Angeles California

90071, in its capacity as Trustee under that certain Indenture dated as of even date herewith (the "INDENTURE"), among Assignor, Assignee and Resorts

International Hotel Financing, Inc., a Delaware corporation ("RIHF").





                            WITNESSETH:



     WHEREAS, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to secure: (i) Assignor's guarantee of the payments of principal and interest due on the 11.375% Junior Mortgage Notes due 2004 in an

aggregate principal amount of $35,000,000, issued by RIHF pursuant to the provisions of the Indenture and of the performance of certain of RIHF's obligations, all in accordance with the terms and provisions of Article Fourteen of the Indenture; and (ii) the

performance and observance of all of the provisions herein

contained (capitalized terms used and not otherwise defined

herein shall have the respective meanings ascribed to those terms in that certain Mortgage Securing Guaranty of Junior Mortgage Notes dated as of even date herewith, between Assignor, as mortgagor, and

Assignee, as mortgagee (the "MORTGAGE"));



     NOW, THEREFORE, Assignor has and does hereby bargain, sell,

transfer, assign, convey, set over and deliver unto Assignee, for the purposes set forth above (subject, however, to the rights of the holders of Superior Mortgages and other Existing Encumbrances),

all leases or occupancy agreements wherein it is lessor concerning or affecting the use or occupancy of certain real property owned or leased by Assignor, which real property is described on SCHEDULE 1 hereto and which real property, together with all buildings and improvements erected thereon, is hereinafter collectively referred to as the "PROPERTY", or any part thereof, now existing or which may be executed at any time in the future, and all amendments,

extensions and renewals of such leases or occupancy agreements,

and any of them, all of which are collectively referred to as the

"LEASES", all rents and other income which may now or hereafter be or become due or owing under the Leases, and any of them, and any and all payments
derived from or relating to the Leases to

which Assignor is entitled, including but not limited to (a) claims for the recovery of damages done to the Property, (b) claims for damages resulting from acts of insolvency or acts of bankruptcy or otherwise, and (c) lump sum payments for the cancellation of Leases or the waiver of any obligation or term thereof prior to the expiration date; PROVIDED, HOWEVER, that no Excepted Property is conveyed hereby; it being intended hereby to establish a present and complete transfer unto Assignee of all of Assignor's right,

title, interest and estate in and to the Leases and all the rents,

payments and other income arising thereunder; PROVIDED, HOWEVER,

that Assignor is hereby granted a license by Assignee to (i) collect all of such rents, payments and other income herein assigned which may become due during the life of this Assignment and (ii) enter into, renew, modify, extend, terminate, amend, collectively

assign, transfer or hypothecate any or all of the Leases, in accordance with the provisions of Sections 4.04 and 5.13 of the

Mortgage, each until an Event of Default under the Mortgage (an

"EVENT OF DEFAULT") shall have occurred and be continuing.  Upon the occurrence of an Event of Default, Assignor agrees to deposit with Assignee upon demand such of the Leases and the rents payable thereunder as may from time to time be designated by Assignee.



     Assignor hereby appoints Assignee the true and lawful attorney of

Assignor with full power of substitution, and with power for

Assignor and in the name of Assignor and/or in its name, place and stead, to demand, collect, receive and give receipts and complete acquittance for any and all other rents and other

amounts herein assigned which may be or become due and payable under the Leases, and at its discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or desirable in order to collect and enforce the payment of any and all rents and other amounts herein assigned.  No right shall be exercised by Assignee under this paragraph until an Event of Default has occurred.  All lessees under the Leases are hereby expressly authorized and directed, after the occurrence, and during the continuance, of an

Event of Default, to pay all rents and other sums herein assigned to Assignee or such nominee as Assignee may designate in writing delivered to and received by such lessees, who thereafter are expressly relieved of any and all duty, liability or obligation to

Assignor in respect of all payments so made.



     Assignee is hereby vested with full power to use all measures,

legal and equitable, deemed by it necessary or proper to enforce this Assignment and to collect the rents and other sums assigned hereunder.  Assignee shall be under no obligation to exercise any of the rights or to press any of
the claims assigned to it hereunder, or to perform or carry out any of the obligations of Assignor under any of the Leases, and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Assignor in the Leases.  It is further understood that this Assignment shall not operate to place

responsibility for the control, care, management or repair of

Assignor's estates or interests in and to the Property, or parts thereof, upon Assignee, nor shall it operate to make Assignee liable for the carrying out of any of the terms and conditions of any of the Leases, or for any waste to Assignor's estates or interests in and to the Property by any lessee or sublessee of

Assignor under any leases, or by any occupant of the Property, or by any party whatsoever or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep,

repair or control of Assignor's estates or interests in and to the

Property resulting in loss or injury or death to any lessee,

licensee, employee or stranger thereat.  No right shall be

exercised by Assignee under this paragraph until an Event of

Default has occurred.



     Assignee hereby agrees promptly to remit to Assignor any amounts collected hereunder by Assignee which are in excess of those applied to pay in full the aforesaid liabilities and indebtedness at the time due.



     Nothing herein contained is intended to limit or reduce the rights of Assignee or the obligations of Assignor set forth in the

Mortgage, but rather all of the terms, provisions and conditions of this Assignment are in addition to and in supplement of such rights and obligations.  If any provision contained in this

Assignment is in conflict with, or inconsistent with, any

provision in the Mortgage, the provisions contained in the

Mortgage shall govern and control.



     Upon the release of any portion of the Property from the lien of the Mortgage pursuant to Section 2.05 or 2.06 of the Mortgage, this

Assignment shall be null and void with respect to those Leases (the

"RELEASED LEASES") which cover exclusively the portion of the

Property so released (and no other portion of the Property) and all estate, right, title and interest of Assignee in and to the

Released Leases shall revert to Assignor, but in all other

respects and for all other purposes, this Assignment shall remain in full force and effect.  Assignee shall, from time to time,

promptly execute any written instrument in form reasonably

satisfactory to the proposed purchaser of a portion of the

Property as aforesaid to confirm any reversion of Assignee's right, title and interest in the Released Leases effectuated in accordance with this paragraph, upon receipt by Assignee of an

Officer's Certificate stating that Assignor is entitled to such reversion by virtue of the Mortgagor's compliance with the provisions of this paragraph and Section 2.05 or 2.06 of the

Mortgage (as the case may be), provided that Assignee shall have no liability thereunder and all costs and expenses shall be paid by

Assignor.



     Upon the termination of the Mortgage and the payment in full of the obligations secured thereby, this Assignment shall be and become null and void, and all estate, right, title and interest of

Assignee in and to the Leases shall revert to Assignor and

Assignee shall promptly cancel and discharge of record this

Assignment and any financing statement filed in connection

herewith and execute and deliver to Assignor all such instruments as may be appropriate to evidence such discharge and satisfaction of this Assignment (provided that Assignee shall have no liability hereunder or thereunder and all costs and expenses shall be paid by

Assignor); otherwise, this Assignment shall remain in full force and effect as herein provided, shall inure to the benefit of

Assignee and its successors and assigns, and shall be binding upon Assignor and its successors and assigns, and any subsequent holder of Assignor's right, title and interest and estate in and to the Property.



     This Assignment shall be governed by and construed under the internal laws of the State of New Jersey, without giving effect to the principles of conflicts of laws.



     This Assignment is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.  This Assignment

shall not be transferred, assigned or amended without the prior approval of the New Jersey Casino Control Commission.





     The rights and obligations of the Assignee hereunder are subject to the terms set forth in that certain Intercreditor Agreement dated as of the date hereof among Assignor, RIHF, Assignee, Fidelity

Management and Trust Company, as trustee, and State Street Bank and Trust Company of Connecticut, National Association, as trustee

(and such other parties that may from time to time become a party thereto).

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and attested, all as of the day and year first above written.



                                       RESORTS INTERNATIONAL HOTEL,

                                         INC., a New Jersey corporation





                                       By:_____________________________

                                       Name:

                                       Title: (Vice) President





ATTEST:_________________________

       Name:

       Title: (Asst.) Secretary





                                       U.S. TRUST COMPANY OF CALIFORNIA, N.A.





                                       By:_____________________________

                                       Name:

                                       Title:  (Vice) President





ATTEST:_________________________

       Name:

       Title: (Asst.) Secretary

STATE OF NEW YORK  )

                   ) ss.:

COUNTY OF NEW YORK )



     BE IT REMEMBERED that on ______________, 1994, before me, the subscriber, __________________, personally appeared

_______________, who, being by me duly sworn on his oath,

deposes and makes proof to my satisfaction, that he is the (Asst.)

Secretary of RESORTS INTERNATIONAL HOTEL, INC., the corporation named in the within instrument; that _________________ is the

(Vice) President of said Corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of directors of the said

corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said Vice President as and for the

voluntary act and deed of said corporation.  In presence of

deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.





                                       _____________________________

                                       [Name]

                                       Assistant Secretary





Sworn to and subscribed

before me, the date aforesaid





____________________________

   Notary Public



My commission expires:_____________________________

STATE OF NEW YORK   )

                    ) ss.:

COUNTY OF NEW YORK  )



     BE IT REMEMBERED that on _________________, 1994, before me, the subscriber, __________________, personally appeared

___________________, who being by me duly sworn on his oath,

deposes and makes proof to my satisfaction, that he is the Asst.

Secretary of U.S. TRUST COMPANY OF CALIFORNIA (N.A.), the corporation named in the within instrument; that ____________ is the Vice President of said corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of directors of the said corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said Vice

President as and for the voluntary act and deed of said corporation.

In presence of deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.







                                       __________________________

                                       [Name]

                                       Secretary





Sworn to and subscribed

before me, the date aforesaid





____________________________

   Notary Public



My commission expires:_____________________________